UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On December 12, 2013, the Board of Directors of Dynex Capital, Inc. (the “Company”) resolved to increase the size of the Board of Directors from five directors to seven directors. See Item 5.03 below for information about a related amendment to the Company’s Amended and Restated Bylaws. Also on December 12, 2013, the Company’s Board of Directors elected Mr. Robert Salcetti and Ms. Valerie Mosley as directors of the Company, effective immediately in the case of Mr. Salcetti and effective December 16, 2013 in the case of Ms. Mosley.

Mr. Salcetti and Ms. Mosley will be entitled to the standard compensation provided to non-employee directors, on a prorated basis for the current year, as such compensation is described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 26, 2013. Ms. Mosley has been appointed to the Company’s Investment Committee, and Mr. Salcetti has been appointed to the Company’s Audit Committee.

There are no arrangements or understandings between Mr. Salcetti or Ms. Mosley, respectively, and any other person pursuant to which he or she was elected as a director. Neither Mr. Salcetti nor Ms. Mosley is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Officer and Management Changes; Related Compensation Changes

On December 12, 2013, the Company’s Board of Directors approved the following changes to the Company’s management, to be effective January 1, 2014: (i) Thomas B. Akin, the Company’s currently serving Chairman and Chief Executive Officer, will transition into the office of Executive Chairman; and (ii) Byron L. Boston, the Company’s currently serving President and Chief Investment Officer, will transition into the office of Chief Executive Officer, President and Co-Chief Investment Officer. Mr. Akin, 61, has served as a director of the Company since May 2003, as Chairman since May 2005, and as the Company’s Chief Executive Officer since February 2008. Mr. Boston, 55, has served a director of the Company since March 2012, and as the Company’s President and Chief Investment Officer since March 2012, having previously held the position of Chief Investment Officer since April 2008.

There are no arrangements or understandings between Mr. Akin or Mr. Boston, respectively, and any other person pursuant to which he was appointed as an officer. Neither Mr. Akin nor Mr. Boston is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Akin or Mr. Boston, respectively, and any other executive officer or director of the Company

Also on December 12, 2013, Smriti L. Popenoe, 44, was appointed to serve as the Company’s Executive Vice President, Co-Chief Investment Officer, effective January 1, 2014. Ms. Popenoe is currently Principal of TriSim, Inc., a financial advisory firm that advises regarding risk and portfolio management, investment strategy and asset valuation, and provides other services focused on fixed income assets and strategies. Ms. Popenoe has periodically rendered advisory services to Dynex through TriSim, Inc. since October 2009.

From September 2010 to February 2013, Ms. Popenoe served as Chief Risk Officer for PHH Corporation (“PHH”), a provider of mortgage banking and fleet management outsourcing services, and served briefly as PHH’s Interim President in 2012. Ms. Popenoe was responsible for PHH’s enterprise risk management program. From September 2006 to October 2009 Ms. Popenoe served as Senior Vice President, Balance Sheet Management of Wachovia Bank (“Wachovia”), and was responsible for managing the bank’s investment portfolio including Agency and non-Agency RMBS, CMBS and whole loans. In this role Ms. Popenoe also recommended and executed asset/liability and credit risk management strategies using interest rate and credit derivatives and other hedging strategies, and helped develop a comprehensive risk and return framework for all assets retained on the bank’s balance sheet. Ms. Popenoe also helped manage Wachovia’s liquidity and capital positions leading up to Wachovia’s merger with Wells Fargo & Company in 2009.

In connection with her appointment to Executive Vice President, Co-Chief Investment Officer, Ms. Popenoe will receive an annual base salary of $408,000, paid in semi-monthly installments, and will receive an initial equity award of restricted shares of the Company’s common stock, with an aggregate grant date fair market value of $300,000 vesting in three annual installments. Beginning in 2014, Ms. Popenoe will be eligible to participate in the Company’s annual bonus program for executives. The Company expects to enter into an employment agreement with Ms. Popenoe during 2014 and will file a Current Report on Form 8-K to report entry into such employment agreement at that time.

There are no family relationships between Ms. Popenoe and any other executive officer or director of the Company, and there are no arrangements or understandings between Ms. Popenoe and any other person pursuant to which she was appointed as an officer of the Company. Ms. Popenoe has received compensation of $196,025 for consulting services rendered to the Company from May 1, 2013 to the date of this Current Report on Form 8-K. Other than this compensation, Ms. Popenoe is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 12, 2013, and in connection with the election of two directors to the Company’s Board of Directors, the Company’s Amended and Restated Bylaws were amended to increase the size of the Company’s Board of Directors from five members to seven members, in each case subject to automatic increase as otherwise provided in the Company’s Articles of Incorporation. The text of this amendment to the Company’s Amended and Restated Bylaws is attached hereto as Exhibit 3.2.1.

Item 7.01    Regulation FD Disclosure.

On December 12, 2013, the Company issued a press release announcing the election of directors and the appointment of a new officer and related changes to the Company’s management. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 7.01.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2.1	Amendment to Bylaws of the Company, effective as of December 12, 2013.

99.1	Press release dated December 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	December 18, 2013	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.2.1	Amendment to Bylaws of the Company, effective as of December 12, 2013
99.1	Press release dated December 12, 2013